SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. _)

Check the appropriate box:
  | |   Preliminary Information Statement
  | |   Confidential, for Use of the Commission Only
        (as permitted by Rule 14c-5(d)(2))
  |x|   Definitive Information Statement

                          LONDON PACIFIC GROUP LIMITED
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
 |X|  No fee required
      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously
     Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                       SCHEDULE 14C INFORMATION STATEMENT
            Pursuant to Regulation 14C of the Securities Exchange Act
                               of 1934 as amended



                          LONDON PACIFIC GROUP LIMITED
                          Minden House, 6 Minden Place
                           St. Helier, Jersey JE2 4WQ
                                 Channel Islands

                                   May 9, 2003


                           NOTICE OF PROPOSED SALE OF
                     LONDON PACIFIC ADVISORY SERVICES, INC.,
                         LONDON PACIFIC SECURITIES, INC.
                         and LPA INSURANCE AGENCY, INC.
    together with the associated assets of the advisory business held within LONDON PACIFIC TECHNOLOGIES, INC. and LP ADVISORS, INC.



TO OUR ADR HOLDERS:

     This Information Statement relates to the Extraordinary General Meeting of Shareholders of London Pacific Group Limited to be held at the Jersey Museum, Ouless Room, The Weighbridge, St. Helier, Jersey, Channel Islands on June 2, 2003 at 2:30 p.m. local time.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


     This Information Statement is furnished by the Board of Directors of London Pacific Group Limited, a Jersey, Channel Islands corporation, to the holders of record at the close of business on April 9, 2003, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished for the purpose of informing you that our Board of Directors and a majority of the holders of our Ordinary Shares have approved the disposition of all of our interest in the capital stock of London Pacific Advisory Services, Inc., London Pacific Securities, Inc. and LPA Insurance Agency, Inc. together with the associated assets of the advisory business held within London Pacific Technologies, Inc. and LP Advisors, Inc. (collectively, "LPA"), to a wholly-owned subsidiary of SunGard Data Systems Inc. ("SunGard"). Our Board of Directors considers the terms of the sale to be fair and reasonable, and in the best interests of our shareholders, including holders of ADRs. SunGard will acquire LPA in an all cash transaction. The purchase price consists of $8.2 million in cash to be paid at closing (less $1.25 million to be held back to cover any shortfall to the agreed minimum tangible net asset value of the LPA assets minus the liabilities acquired, and to cover any indemnity obligations) and up to a further $8.0 million cash earnout payment that will be equal in amount to one-half of the cumulative operating profits from the LPA business in the three year period immediately following the closing of the sale of LPA to SunGard.

     On May 8, 2003, our Board of Directors unanimously approved the disposition of our interest in LPA. On May 8, 2003, holders representing the majority of our Ordinary Shares entered into a written agreement to vote their interests in favor of an ordinary resolution to dispose of our interest in LPA. The disposition of our interest in LPA will not become effective until after, among other things, shareholder approval is obtained at our Extraordinary General Meeting, which meeting shall not occur prior to twenty (20) days after this Information Statement is first mailed to our ADR holders.

     The entire cost of furnishing this Information Statement will be borne by us. Through our depositary bank, the Bank of New York, we will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our ADRs held of record by them.


     Our Board of Directors has fixed the close of business on April 9, 2003 as the record date for the determination of ADR holders who are entitled to receive this Information Statement. As of April 16, 2003, there were 64,439,073 Ordinary Shares outstanding and 1,748,252 ADRs outstanding, representing 17,482,520 of those Ordinary Shares or 27.1% of our total outstanding shares. We anticipate that this Information Statement will be mailed on or about May 12, 2003 to all holders of record as of the record date.

     PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE SALE OF LPA.



QUORUM AND VOTE REQUIRED

     The presence of the holders of the issued and outstanding stock entitled to vote, who have entered into an agreement to vote their shares in favor of the resolution concerning the sale of LPA, either in person or represented by proxy, is sufficient to constitute a quorum for the transaction of business at the Extraordinary General Meeting. The applicable shareholder voting requirements of Jersey Law and our Memorandum and Articles of Association are satisfied because holders representing the majority of our Ordinary Shares have agreed to approve the resolution concerning the sale of LPA. Therefore, we are not asking for a proxy and you are not requested to send one.


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     Except as disclosed elsewhere in this Information Statement, since January 1, 2002, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.   any of our directors or officers;

2.   any proposed nominee for election as a director; and

3.   any associate of any of the foregoing persons.


     The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management." Our Board of Directors has unanimously approved the sale of LPA as more particularly described herein.



PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     As of April 16, 2003, there were 64,439,073 Ordinary Shares outstanding and 1,748,252 ADRs outstanding, representing 17,482,520 of those Ordinary Shares or 27.1% of our total outstanding shares.

     The following table sets forth certain information with respect to beneficial ownership of Ordinary Shares as of April 16, 2003 for each person who is known by us to own beneficially more than 5% of the Ordinary Shares (including Ordinary Shares underlying ADRs), for directors and executive officers including those persons holding such office at any time since January 1, 2002, and for all directors and executive officers as a group.

                                                           Amount and Nature of Ownership (1)
                                    -------------------------------------------------------------------------------
                                         Number of      Options Exercisable     Total Shares        Percent of
                                         Ordinary        Within 60 Days of      Beneficially        Outstanding
               Name                    Shares Owned      April 16, 2003 (2)         Owned         Ordinary Shares
-------------------------------------------------------------------------------------------------------------------
Arthur I. Trueger                         19,260,693          3,000,000          22,260,693              34.5%
650 California Street, Suite 2800
San Francisco, California 94108
-------------------------------------------------------------------------------------------------------------------
The London Pacific Group
1990 Employee Share
Option Trust (2) (3)                      13,247,181                  -          13,247,181              20.6%
Whiteley Chambers, Don Street
St. Helier, Jersey JE4 9WG
Channel Islands
-------------------------------------------------------------------------------------------------------------------
Victor A. Hebert (4)                          45,000             40,000              85,000                  *
-------------------------------------------------------------------------------------------------------------------
John Clennett                                  5,450             20,000              25,450                  *
-------------------------------------------------------------------------------------------------------------------
Harold E. Hughes, Jr.                              -             60,000              60,000                  *
-------------------------------------------------------------------------------------------------------------------
The Viscount Trenchard                             -             40,000              40,000                  *
-------------------------------------------------------------------------------------------------------------------
Gary L. Wilcox (now retired)                  30,000             40,000              70,000                  *
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Ian K. Whitehead                                 400          1,334,000           1,334,400               2.1%
-------------------------------------------------------------------------------------------------------------------
 All current directors and
executive officers as a group (2)         19,311,543          4,494,000          23,805,543              36.9%
-------------------------------------------------------------------------------------------------------------------

* Amounts represent less than one percent.

(1) Except as described in footnote (4) below, each director and executive officer has sole voting and investment power with respect to his shares.

(2) The shares underlying the 4,494,000 options exercisable are also included in the 13,247,181 shares held by The London Pacific Group 1990 Employee Share Option Trust.

(3) The Trustees of The London Pacific Group 1990 Employee Share Option Trust are entitled to notice of, and to vote at shareholder meetings, with each share entitling them to one vote. The Trust has waived its entitlement to dividends on any shares held. Victor A. Hebert, Deputy Chairman and a non-executive director, is one of the four trustees of the Trust.

(4) The number of Ordinary Shares owned by Mr. Hebert includes 40,000 shares held in a pension and profit sharing trust for the benefit of Mr. Hebert over which he has shared voting and investment power. The total number of shares beneficially owned by Mr. Hebert does not include any shares owned by The London Pacific Group 1990 Employee Share Option Trust, of which Mr. Hebert is one of the four trustees, and as to which shares Mr. Hebert disclaims any beneficial interest, except for his options to purchase 40,000 shares.


DISPOSITION OF LPA

     Shareholder approval for the disposition of our interest in LPA was obtained by a written agreement by and among certain shareholders representing 32,507,874 Ordinary Shares, amounting to 50.4% of our total outstanding shares. The disposition will not become effective until after, among other things, shareholder approval is obtained at our Extraordinary General Meeting, which meeting shall not occur prior to twenty (20) days after this Information Statement is first mailed to our ADR holders.

ADDITIONAL INFORMATION


     Our Annual Report to shareholders for the year ended December 31, 2002 was mailed to ADR holders during April 2003. Our Annual Report on Form 10-K for the year ended December 31, 2002 was filed with the Securities and Exchange Commission on March 19, 2003. Copies of this Form 10-K are available on the SEC's EDGAR database at www.sec.gov or will be furnished without charge to ADR holders upon receipt by us of a request addressed to:


                       Ronald W. Green, Secretary
                       London Pacific Group Limited
                       Minden House, 6 Minden Place
                       St. Helier, Jersey JE2 4WQ
                       Channel Islands